Filed Pursuant to Rule 424(b)(3) Registration Nos. 333-259797 and 333-257440

PROSPECTUS SUPPLEMENT NO. 6

(to Prospectus dated October 7, 2021)

Rocket Lab USA, Inc.

16,266,666 Shares of Common Stock Underlying Warrants

5,600,000 Warrants by the Selling Securityholders

417,404,393 Shares of Common Stock by the Selling Securityholders

This prospectus supplement is being filed to update and supplement the information contained in the combined prospectus dated October 7, 2021 (as supplemented or amended from time to time, the “Prospectus”), which forms a part of our Registration Statements on Form S-1 (Registration Nos. 333-259797 and 333-257440). This prospectus supplement is being filed to update and supplement the information in the Prospectus with the information contained in our current report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “RKLB” and “RKLBW,” respectively. On December 21, 2021, the last reported sales price of our common stock was $12.19 per share and the last reported sales price of our public warrants was $4.06 per warrant.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 9 of the Prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued or sold under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is December 22, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 22, 2021

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of common stock, $0.0001 par value	RKLBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On December 22, 2021, Rocket Lab USA, Inc. (the “Company”) issued a press release announcing the redemption of all of its outstanding warrants that were issued under the Warrant Agreement, dated as of September 24, 2020, by and among Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation) and Continental Stock Transfer & Trust Company, as original warrant agent, as amended by and assigned to and assumed by the Company, pursuant to that certain Amendment to Warrant Agreement, dated August 25, 2021, by and among Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation), Continental Stock Transfer & Trust Company and American Stock Transfer & Trust Company, LLC, as successor warrant agent (as so amended, the “Warrant Agreement”). A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

A copy of the Notice of Redemption delivered by the Company is filed as Exhibit 99.2 hereto and is incorporated herein by reference.

None of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 nor the Notice of Redemption attached hereto as Exhibit 99.2 constitutes an offer to sell or the solicitation of an offer to buy any Company securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on December 22, 2021.

99.2	Notice of Redemption, dated December 22, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2021	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer

Exhibit 99.1

Rocket Lab Announces Redemption of All Outstanding Warrants

Long Beach, California – December 22, 2021 – Rocket Lab USA, Inc. (Nasdaq: RKLB) (the “Company” or “Rocket Lab”) today announced that it will redeem all of its outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s common stock that were issued under the Warrant Agreement, dated as of September 24, 2020, by and among Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation) and Continental Stock Transfer & Trust Company (“Continental”), as original warrant agent, as amended by and assigned to and assumed by the Company, pursuant to that certain Amendment to Warrant Agreement, dated August 25, 2021, by and among Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation), Continental, and American Stock Transfer & Trust Company, LLC (“AST”), as successor warrant agent (as so amended, the “Warrant Agreement”), as part of the units sold in the Company’s initial public offering (the “IPO”) and that remain outstanding at 5:00 p.m. New York City time on January 21, 2022 (the “Redemption Date”) for a redemption price of $0.10 per Public Warrant. In addition, the Company will redeem all of its outstanding warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) on the same terms as the outstanding Public Warrants.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants at a Redemption Price of $0.10 per Public Warrant if (i) the last reported sales price (the “Reference Value”) of the Common Stock equals or exceeds $10.00 per share for any twenty (20) trading days within the thirty (30) trading day period ending on the third trading day prior to the date on which notice of redemption is given and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Warrants.

The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Common Stock underlying such Warrants. As the Reference Value is less than $18.00 per share, payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Common Stock or (ii) on a “cashless basis” in which the exercising holder will receive a number of shares of Common Stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the volume weighted average price (the “Fair Market Value”) of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to holders of Warrants. The Company will inform holders of the Fair Market Value no later than one business day after such 10-trading day period ends. In no event will the number of shares of Common Stock issued in connection with an exercise on a cashless basis exceed 0.361 shares of

Common Stock per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Any Warrants that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant.

None of the Company, its board of directors or employees has made or is making any representation or recommendation to any holder of the Warrants as to whether to exercise or refrain from exercising any Warrants.

A combined prospectus dated as of October 7, 2021, as supplemented from time to time, covering the Common Stock issuable upon the exercise of the Warrants is included as part of a registration statement (Registration No. 333-257440) initially filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2021 and originally declared effective by the SEC on July 21, 2021 and amended by a post-effective amendment pursuant to Rule 429 under the Securities Act of 1933, as amended, that became automatically effective with the Company’s registration statement (Registration No. 333-259797) declared effective by the SEC on October 7, 2021. The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from the Company’s investor relations website at https://investors.rocketlabusa.com.

This press release does not and will not constitute an offer to sell, or the solicitation of an offer to buy, Warrants, any shares of Rocket Lab Common Stock, or any other securities, nor will there be any sale of the Warrants or any such shares or other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Rocket Lab

Founded in 2006, Rocket Lab is an end-to-end space company with an established track record of mission success. We deliver reliable launch services, spacecraft components, satellites and other spacecraft and on-orbit management solutions that make it faster, easier and more affordable to access space. Headquartered in Long Beach, California, Rocket Lab designs and manufactures the Electron small orbital launch vehicle and the Photon satellite platform and is developing the Neutron 8-ton payload class launch vehicle. Since its first orbital launch in January 2018, Rocket Lab’s Electron launch vehicle has become the second most frequently launched U.S. rocket annually and has delivered 109 satellites to orbit for private and public sector organizations, enabling operations in national security, scientific research, space debris mitigation, Earth observation, climate monitoring, and communications. Rocket Lab’s Photon spacecraft platform has been selected to support NASA missions to the Moon and Mars, as well as the first private commercial mission to Venus. Rocket Lab has three launch pads at two launch sites, including two launch pads at a private orbital launch site located in New Zealand, one of which is currently operational, and a second launch site in Virginia, USA which is expected to become operational in early 2022. To learn more, visit www.rocketlabusa.com.

Forward Looking Statements

This press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements are based on Rocket Lab’s current expectations and beliefs concerning future developments and their potential effects. These forward-looking statements involve a number of risks, uncertainties (many of which are beyond Rocket Lab’s control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including risks related to the global COVID-19 pandemic, including risks related to government restrictions and lock-downs in New Zealand and other countries in which we operate that could delay or suspend our operations; delays and disruptions in expansion efforts; our dependence on a limited number of customers; the harsh and unpredictable environment of space in which our products operate which could adversely affect our launch vehicle and spacecraft; increased congestion from the proliferation of low Earth orbit constellations which could materially increase the risk of potential collision with space debris or another spacecraft and limit or impair our launch flexibility and/or access to our own orbital slots; increased competition in our industry due in part to rapid technological development and decreasing costs; technological change in our industry which we may not be able to keep up with or which may render our services uncompetitive; average selling price trends; failure of our launch vehicles, satellites and components to operate as intended either due to our error in design in production or through no fault of our own; launch schedule disruptions; supply chain disruptions, product delays or failures; design and engineering flaws; launch failures; natural disasters and epidemics or pandemics; changes in governmental regulations including with respect to trade and export restrictions, or in the status of our regulatory approvals or applications; or other events that force us to cancel or reschedule launches, including customer contractual rescheduling and termination rights; risks that acquisitions may not be completed on the anticipated timeframe or at all or do not achieve the anticipated benefits and results; and the other risks detailed from time to time in Rocket Lab’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the prospectus dated October 7, 2021 related to our Registration Statement on Form S-1 (File No. 333-259757), which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) on October 7, 2021 and elsewhere (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein). There can be no assurance that the future developments affecting Rocket Lab will be those that we have anticipated. Except as required by law, Rocket Lab is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contact Information

Investor Inquiries:

investors@rocketlabusa.com

Exhibit 99.2

BY FIRST CLASS MAIL

December 22, 2021

NOTICE OF REDEMPTION

TO THE HOLDERS OF ROCKET LAB USA, INC.

PUBLIC WARRANTS (CUSIP No. 773122114)* AND PRIVATE PLACEMENT WARRANTS

NOTICE IS HEREBY GIVEN, as of December 22, 2021, that Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation), a Delaware corporation (the “Company”) has elected to redeem, at 5:00 p.m., New York City time on January 21, 2022 (the “Redemption Date”), all of the outstanding public warrants (the “Public Warrants”) to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), that were originally issued under the Warrant Agreement, dated as of September 24, 2020, by and among Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation) and Continental Stock Transfer & Trust Company (“Continental”), as original warrant agent, as amended by and assigned to and assumed by the Company, pursuant to that certain Amendment to Warrant Agreement, dated August 25, 2021, by and among Rocket Lab USA, Inc. (f/k/a Vector Acquisition Corporation), Continental, and American Stock Transfer & Trust Company, LLC (“AST”), as successor warrant agent (as so amended, the “Warrant Agreement”), as part of the units sold in the Company’s initial public offering (“IPO”), at a redemption price of $0.10 per Public Warrant (the “Redemption Price”) for those Warrants that remain outstanding at 5:00 p.m. New York City time on the Redemption Date. In addition, the Company will redeem all of its outstanding warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) on the same terms as the outstanding Public Warrants.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants at a Redemption Price of $0.10 per Public Warrant if (i) the last reported sales price (the “Reference Value”) of the Common Stock equals or exceeds $10.00 per share for any twenty (20) trading days within the thirty (30) trading day period ending on the third trading day prior to the date on which notice of redemption is given and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Warrants.

The Warrants may be exercised by the holders thereof until 5:00 p.m. New York City time on the Redemption Date to purchase fully paid and non-assessable shares of Common Stock underlying such Warrants. As the Reference Value is less than $18.00 per share, payment upon exercise of the Warrants may be made either (i) in cash, at an exercise price of $11.50 per share of Common Stock (the “Cash Exercise Price”) or (ii) on a “cashless basis” (a “Make-Whole Exercise”) in which the exercising holder will receive a number of shares of Common Stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the volume weighted average price (the “Redemption Fair Market Value”) of the Common Stock for the ten (10) trading days immediately following the date on which this notice of redemption is sent to registered holders of Warrants. The Company will provide registered holders of Warrants the Redemption Fair Market Value no later than one (1) business day after such 10-trading day period ends. In no event will the number of shares of Common Stock issued in connection with a Make-Whole Exercise exceed 0.361 shares of Common Stock per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

The Public Warrants and the Common Stock are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “RKLBW” and “RKLB,” respectively. On December 21, 2021, the closing price of the Public Warrants was $4.06 and the closing price of the Common Stock was $12.19. At 5:00 p.m. New York City time on the Redemption Date, the Public Warrants will cease trading on Nasdaq.

TERMS OF REDEMPTION; CESSATION OF RIGHTS

The rights of the Warrant holders to exercise their Warrants will terminate immediately prior to 5:00 p.m. New York City time on the Redemption Date. At 5:00 p.m. New York City time on the Redemption Date and thereafter, holders of unexercised Warrants will have no rights with respect to those Warrants, except to receive the Redemption Price or as otherwise described in this notice for holders who hold their Warrants in “street name.” We encourage you to consult with your broker, financial advisor and/or tax advisor to consider whether or not to exercise your Warrants.

The Company is exercising this right to redeem the Warrants pursuant to Section 6.2 of the Warrant Agreement. Pursuant to Section 6.2 of the Warrant Agreement, the Company has the right to redeem all of the outstanding Public Warrants if (i) the Reference Value equals or exceeds $10.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given and (ii) if the Reference Value is less than $18.00 per share, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants.

The last sales price of the Common Stock has equaled or exceeded $10.00 per share and less than $18.00 per share on each of 20 trading days within the 30-day trading period ending on December 17, 2021 (which is the third trading day prior to the date of this notice of redemption).

EXERCISE PROCEDURE

Warrant holders have until 5:00 p.m. New York City time on the Redemption Date to exercise their Warrants to purchase Common Stock. Payment upon exercise of the Warrants may be made either (i) in cash, at the Cash Exercise Price or (ii) on a “cashless basis” Make-Whole Exercise, in which the exercising holder will receive a number of shares of Common Stock to be determined in accordance with the terms of the Warrant Agreement and based on the Redemption Date and the Redemption Fair Market Value. The Company will provide registered holders the Redemption Fair Market Value no later than one business day after the relevant 10-trading day period ends. In no event will the Warrants be exercisable in connection with this Make-Whole Exercise redemption feature for more than 0.361 shares of Common Stock per Warrant. If any holder of Warrants would, after taking into account all of such holder’s Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

Payment of the Cash Exercise Price may be made by wire transfer of immediately available funds. Wire instructions will be provided to the Depository Trust Company and will otherwise be provided upon request.

Those who hold their Warrants in “street name” should immediately contact their broker to determine their broker’s procedure for exercising their Warrants.

Persons who are holders of record of their Warrants may exercise their Warrants by sending (1) the warrant certificate representing the Warrants being exercised (a “Warrant Certificate”), (2) a fully and properly completed “Election to Purchase” (a form of which is attached hereto as Annex A), duly executed and indicating, among of things, the number of Warrants being exercised and whether such Warrants are being exercised on a cash or cashless basis, and (3) if exercised for cash, payment in full of the Cash Exercise Price via wire transfer or other method of payment permitted by the Warrant Agreement to the Warrant Agent at:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue, Brooklyn, NY 11219

Attention: Corporate Action

Telephone: (800) 937-5449

The method of delivery of the Warrants is at the option and risk of the holder, but if mail is used, registered mail properly insured is suggested.

The Warrant Certificate, the fully and properly completed Election to Purchase and, if the applicable Warrants are exercised for cash, payment in full of the Cash Exercise Price must be received by AST prior to 5:00 p.m. New York City time on the Redemption Date. Subject to the following paragraph, any failure to deliver the Warrant Certificate, a fully and properly completed Election to Purchase or, if the applicable Warrants are exercised for cash, the payment in full of the Cash Exercise Price before such time will result in such holder’s Warrants being redeemed and not exercised.

WARRANTS HELD IN STREET NAME

For holders of Warrants who hold their warrants in “street name,” broker-dealers shall have two business days from the Redemption Date, or 5:00 p.m. New York City time on January 25, 2022, to deliver the Warrants to the Warrant Agent provided that a Notice of Guaranteed Delivery and, in the case of a cash exercise, payment in full of the Cash Exercise Price, is received by the Warrant Agent prior to 5:00 p.m. New York City time on the Redemption Date. Any such Warrant received without the Election to Purchase or the Notice of Guaranteed Delivery having been duly executed and fully and properly completed or, in the case of a cash exercise, without the payment in full of the Cash Exercise Price will be deemed to have been delivered for redemption (at $0.10 per Warrant), and not for exercise.

PROSPECTUS

A combined prospectus dated as of October 7, 2021, as supplemented from time to time, covering the Common Stock issuable upon the exercise of the Warrants is included as part of a registration statement (Registration No. 333-257440) initially filed with the Securities and Exchange Commission (the “SEC”) on June 25, 2021 and originally declared effective by the SEC on July 21, 2021 and amended by a post-effective amendment pursuant to Rule 429 under the Securities Act of 1933, as amended, that became automatically effective with the Company’s registration statement (Registration No. 333-259797) declared effective by the SEC on October 7, 2021. The SEC maintains an Internet website that contains a copy of this prospectus. The address of that site is www.sec.gov. Alternatively, you can obtain a copy of the prospectus from the Company’s investor relations website at https://investors.rocketlabusa.com.

REDEMPTION PROCEDURE

Payment of the Redemption Price will be made by the Company upon presentation and surrender of a Warrant for payment after 5:00 p.m. New York City time on the Redemption Date. Those who hold their shares in “street name” should contact their broker to determine their broker’s procedure for redeeming their Warrants.

Under United States federal income tax laws, AST may be required to withhold a percentage of the payment of the Redemption Price unless such holder has furnished a valid taxpayer identification number and certification that the number supplied is correct or has otherwise established that such holder is not subject to backup withholding. Holders of the Warrants who wish to avoid the application of these provisions should submit either a completed IRS Form W-9 (use only if the holder is a U.S. person, including a resident alien), or the appropriate IRS Form W-8 (use only if the holder is neither a U.S. person or a resident alien), when providing the Warrant Exercise Form, if the holder has not already provided such documentation to AST. See: IRS Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities; Publication 515, IRS Form W-9; and IRS Form W-8 forms and corresponding instructions are available through the IRS website at www.irs.gov. Holders should consult their tax advisors.

Questions regarding redemptions or exercising the Warrants or the procedures therefor should be directed to AST, as Redemption Agent and Warrant Agent, at its address and telephone number set forth above.

Sincerely,

ROCKET LAB USA, INC.

/s/ Adam Spice
Adam Spice
Chief Financial Officer

*

The CUSIP number appearing herein has been included solely for the convenience of the holders of the Warrants. Neither the Company nor AST shall be responsible for the selection or use of any such CUSIP number, nor is any representation made as to its correctness on the Warrants or as indicated herein.

Annex A

ROCKET LAB USA, INC.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

CHECK ONE BOX BELOW AND COMPLETE THE CORRESPONDING PARAGRAPH

☐

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ________________ shares of common stock, $0.0001 par value per share (the “Common Stock”) of Rocket Lab USA, Inc. (the “Company”) and herewith tenders payment for such shares of Common Stock to the order of the Company in the amount of $ _______ in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of __________________, whose address is _________________ and that such shares of Common Stock be delivered to ______________________ whose address is _____________________. If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of ____________________, whose address is _____________________ and that such Warrant Certificate be delivered to _____________________, whose address is _______________________.

☐

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement (as defined below), to exercise its Warrant (as defined below) pursuant to a Make-Whole Exercise (as defined in the Warrant Agreement) to receive the number of shares of Common Stock of the Company, that this Warrant is exercisable for, as determined in accordance with Section 6.2 of the Warrant Agreement. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares of Common Stock be registered in the name of __________________________, whose address is ________________________________________ and that such Warrant Certificate be delivered to ________________________, whose address is ________________________________________.

By notice dated December 22, 2021, the warrants to purchase shares of Common Stock (each, a “Warrant”) have been called for redemption by the Company pursuant to Section 6.2 of the Warrant Agreement, dated September 24, 2020, as amended on August 25, 2021, by and between the Company and American Stock Transfer & Trust Company, LLC (“AST”), as warrant agent (the “Warrant Agreement”). Pursuant to the terms of the Warrant Agreement, each whole Warrant is exercisable for one fully paid and non-assessable share of Common Stock. Any Warrants that remain unexercised at 5:00 p.m. New York City time on the redemption date of January 21, 2022 will be void and no longer exercisable, and the holders of those Warrants will be entitled to receive only the redemption price of $0.10 per Warrant.

[Signature Page Follows]

Date: , 202__
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE)).